                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                               STATE OR OTHER
                              JURISDICTION OF
                               INCORPORATION
                                   OR
      COMPANY NAME             ORGANIZATION     NAME UNDER WHICH THEY DO BUSINESS
--------------------------   ----------------   ---------------------------------
Mexrail, Inc.                    Delaware                  Mexrail

Texas Mexican Railway Company      Texas                   Tex-Mex